Exhibit 99.1

Reborn Coffee to Conduct 1-for-8 Reverse Stock Split

BREA, Calif., Jan. 17, 2024 (GLOBE NEWSWIRE) -- Reborn Coffee, Inc. (NASDAQ: REBN) (“Reborn”, or the “Company”), a California-based retailer of specialty coffee, today announced that it will conduct a reverse stock split of its outstanding shares of common stock at a ratio of 1-for-8. The Company’s common stock will begin trading on a post-split basis at the market open on January 22, 2024, under the Company’s existing trading symbol “REBN.” The reverse stock split is part of the Company’s plan to regain compliance with the Minimum Bid Price Requirement of $1.00 per share required to maintain continued listing on The Nasdaq Capital Market, among other benefits.

The reverse stock split was approved by the Company’s stockholders at the Annual Meeting of Stockholders held on November 6, 2023, to be effected in the discretion of the board of directors (the “Board”) of the Company within approved parameters.

The reverse stock split reduces the number of shares of the Company’s issued and outstanding shares of common stock from 21,596,460 shares to approximately 2,699,558 shares, subject to adjustment due to fractional shares. As a result of the reverse stock split, proportionate adjustments will be made to the number of shares of the Company’s common stock underlying the Company’s outstanding equity awards and warrants and the number of shares issuable under the Company’s equity incentive plans and other existing agreements, as well as the applicable exercise prices.

Where the reverse stock split results in a fractional share, the number of new common shares issued will be rounded up to the nearest whole share. No fractional shares will be issued. The reverse stock split will not reduce the authorized number of shares of the Company’s capital stock.

About Reborn Coffee

Reborn Coffee, Inc. (NASDAQ: REBN) is focused on serving high quality, specialty-roasted coffee at retail locations, kiosks, and cafes. Reborn is an innovative company that strives for constant improvement in the coffee experience through exploration of new technology and premier service, guided by traditional brewing techniques. Reborn believes they differentiate themselves from other coffee roasters through innovative techniques, including sourcing, washing, roasting, and brewing their coffee beans with a balance of precision and craft. For more information, please visit www.reborncoffee.com.

Forward-Looking Statements

All statements in this release that are not based on historical fact are “forward-looking statements.” While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our recent filings with the Securities and Exchange Commission (“SEC”) including our Annual Report on Form 10-K for the year ended December 31, 2022, and our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which can be found on the SEC’s website at www.sec.gov. Such risks, uncertainties, and other factors include, but are not limited to, the Company’s ability to continue as a going concern as indicated in an explanatory paragraph in the Company’s independent registered public accounting firm’s audit report as a result of recurring net losses, among other things, the Company’s ability to successfully open the additional locations described herein as planned or at all, the Company’s ability to expand its business both within and outside of California (including as it relates to increasing sales and growing Average Unit Volumes at our existing stores), the degree of customer loyalty to our stores and products, the impact of COVID-19 on consumer traffic and costs, the fluctuation of economic conditions, competition and inflation. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts

Investor Relations Contact:

Chris Tyson

Executive Vice President

MZ North America
REBN@mzgroup.us

949-491-8235

Company Contact:

Reborn Coffee, Inc.
ir@reborncoffee.com